UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2023

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13779	45-4549771
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manhattan West, 395 9th Avenue, 58th Floor New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 21, 2023, W. P. Carey Inc. (the “Company”) released an updated investor presentation on the “Investors” section of its website at http://www.wpcarey.com. A copy of the updated investor presentation is also attached as Exhibit 99.1 and incorporated by reference herein. The only change from the previously furnished version was to correct a typographical error on page 2 of the presentation of the 2023 adjusted funds from operations (AFFO) guidance range to conform to the guidance range of $5.18 to $5.26 presented on the Company’s conference call on September 21, 2023.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and the information contained on the Company’s website, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Forward Looking Statements

Certain of the matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Securities Act and the Exchange Act, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate,” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding: the future financial performance of the Company, the expected timing and outcome of the proposed spin-off of certain of the Company’s office properties, if it occurs at all; the timing or amount of borrowings under the financing arrangements contemplated by the spin-off, if any, the fees and expenses related thereto, and the reimbursement of such fees and expenses relating thereto; and the anticipated office sale program. These statements are based on the current expectations of the Company’s management, and it is important to note that the Company’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to inflation and increased interest rates, the effects of pandemics and global outbreaks of contagious diseases (such as the COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the ongoing conflict between Russia and Ukraine and the global response to it), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that the Company has filed with the SEC, could also have material adverse effects on the Company’s future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in the Company’s filings with the SEC and are available at the SEC's website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as the risks described under the heading “Risk Factors” in the Form 10. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor presentation by the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date:	September 22, 2023	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone Chief Financial Officer